Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement #333-279366 on Form S-4 of our report dated May 13, 2024, relating to the financial statements of One Energy Enterprises, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, PA

June 28, 2024